AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is effective as of the 28th day of February, 2010, by and between FORTRESS INTERNATIONAL GROUP, INC., a Delaware corporation (f/k/a Fortress America Acquisition Corporation) (the “Company”), and Gerard J. Gallagher (the “Executive”).  Each of the Company and Executive are hereinafter individually referred to as a “Party,” and collectively as the “Parties”.

EXPLANATORY STATEMENTS

The Parties are all of the parties to that certain Executive Employment Agreement, effective as of January 19, 2007 (the “Employment Agreement”).  The Parties desire to amend certain terms and conditions set forth in the Employment Agreement, all as further described and set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Amendments to Employment Agreement.  The terms and conditions of the Employment Agreement are hereby amended as follows:

(a)           Duties.  Section 2.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:

2.2.           Duties.  During the Employment Period, and subject to the provisions of this Agreement, the Executive shall devote the Executive’s full working time and attention and use the Executive’s best efforts and skill to further the interests of the Company.  The Executive shall, to the best of his ability, execute the strategic plan of the Company as approved by the Board, perform his duties, adhere to the Company’s published policies and procedures, promote the Company’s interests, reputation, business and welfare, and work actively with the Board and other senior managers to help augment the existing business base, increase the corporate contract backlog, and indentify and develop new business opportunities.  The Executive shall perform such services for the Company as is consistent with the Executive’s position (subject to the power and authority of the Board to expand or limit such services and to overrule actions of officers of the Company) and as lawfully directed, from time to time, by the Board.  During the Employment Period, the Executive’s title shall be President and Chief Operating Officer of the Company.  During the Employment Period, the Executive shall also serve as the President and Chief Executive Officer of VTC, L.L.C., a Maryland limited liability company (d/b/a/ “Total Site Solutions”), a subsidiary of the Company.  During the Employment Period, the Executive shall report to the Board, and the Executive may use such additional titles as assigned and approved by the Board.  The Executive shall not, during the Employment Period, be employed or involved in any other business activity for gain, profit or other pecuniary advantage.  Notwithstanding the immediately foregoing sentence, the Executive may (a) volunteer services for or on behalf of such religious, educational, non-profit and/or charitable organizations as the Executive may wish to serve; (b) manage his personal, financial and legal affairs; and (c) participate as a director of, or own less than fifty percent (50%) of the equity interest or voting rights in, any other business entity that does not directly or indirectly compete with the business of the Company, so long as (1) the Executive provides the Audit Committee of the Board prior written notice of such activities that describes such activities in reasonable detail (provided, however, that such notice shall not be required for any investment by the Executive that would result in the Executive owning not more than five percent (5%) of the outstanding stock or voting power of a business entity listed on a national securities exchange); (2) such activities do not interfere, or could not reasonably be expected to interfere, with his duties and responsibilities to the Company as provided hereunder, (3) the Executive is not actively involved in the management of such business entity, except to the extent the Executive serves on such business entity’s board of directors or similar governing body; (4) such activities do not violate any of the terms of this Agreement or any other agreement entered into with the Company (including, but not limited to, Sections 2.4 and 7 hereof), and (5) such activities would not be the types of activities required, in the sole discretion of the Audit Committee, to be disclosed under Item 404 of Regulation S-K promulgated by the Securities and Exchange Commission regardless of whether the Company is subject to such disclosure requirements.  The Executive acknowledges that the Executive may be required to travel on business in connection with the Executive’s performance of the Executive’s duties hereunder, but that the Executive’s base will be the location of the Company’s headquarters in Columbia, Maryland or such other location as determined by the Board.

(b)           Base Salary.  Section 3.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

3.1.           Base Salary.  The Executive’s current annual base salary is One Hundred Fifty Thousand Dollars ($150,000) (“Base Salary”), paid in approximately equal installments bi-weekly.  Effective September 1, 2010, the Executive’s Base Salary shall be adjusted to Two Hundred Thousand Dollars ($200,000) per year, paid in approximately equal installments bi-weekly.  The Company will review the Executive’s Base Salary on December 31 of each year of the Employment Period in order to determine, in the sole discretion of the Board or the Compensation Committee of the Board, whether any adjustments to the Base Salary need to be made based on factors approved by the Board, which may include the Executive’s individual performance, the financial results and condition of the Company as of and for the recent fiscal year, and the Company’s projected financial performance and profitability.  In no event shall the Executive’s Base Salary be reduced below the amount paid in the preceding year.

(c)           Termination.  Section 5.2 is hereby deleted in its entirety and the following is substituted in lieu thereof:

5.2.           Termination by the Company Other Than for Death, Disability, or Cause or by Executive for a Good Reason.  In addition to the payment to Executive of the Executive’s Base Salary and reimbursement of any applicable expenses pursuant to Section 4.2 through the Date of Termination, if (a) the Employment Period is terminated (i) by the Company for reasons other than death, Disability, or Cause, or (ii) by the Executive for a Good Reason, or (iii) by reason of non-renewal or termination of employment in accordance with the terms of Section 2.1.2 hereof (provided the Company provides the requisite notice to the Executive to terminate prior to any Expiration Date); and (b) the Executive executes a general release in the form attached hereto as Exhibit C (the “Release”) on or before the effective Date of Termination; and (c) the Executive has not breached the terms of the “Assignment Agreement” (as defined below); then the Company shall pay the Executive an amount equal to the Executive’s Base Salary (at the rate in effect at the Date of Termination) for a period of twelve (12) months following the Date of Termination.  Any payment under this Section 5.2 shall be made over time as though the Executive continued to be employed by the Company.  If the Executive elects and remains eligible for health coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) (and subject to withholding pursuant to Section 3.4 above), then commencing within fifteen (15) business days following the date on which the Release become effective pursuant to its terms, the Company will, for a period commencing on the Date of Termination and continuing for twelve (12) months after the Date of Termination, pay a percentage of the premium for such COBRA health coverage equal to the percentage of the premium for health insurance coverage paid by the Company on the Date of Termination.  The Executive shall not be entitled to any other salary or compensation after termination of the Employment Period (other than as set forth in this Section 5.2 and Section 5.3) and no Person shall be entitled hereunder to participate in any employee benefit plan after the Date of Termination if the Employment Period is terminated in connection with this Section 5.2, except as otherwise specifically provided hereunder or as required by applicable law (i.e., COBRA) and provided that nothing herein shall be interpreted to limit the Executive’s conversion rights, if any, under any of the Company’s employee benefit plans.  In furtherance of and not in limitation of the foregoing, the Executive may only be terminated by the affirmative vote of a majority of the whole Board (excluding the Executive if he is a member of the Board).

2.           Effect of Amendment.  Except as otherwise expressly provided herein, all provisions of the Employment Agreement shall remain in full force and effect.  This Amendment and the Employment Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, agreements and understandings between the Parties with respect to the subject matter hereof and thereof.  This Amendment is intended to modify the provisions of the Employment Agreement; in the event that there is a conflict between the terms of this Amendment and the Employment Agreement, the Parties intend that the provisions of this Amendment should govern their respective rights and obligations.

3.           Miscellaneous.  The Explanatory Statements form a material basis for this Amendment and are expressly incorporated herein and made a part hereof.  All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Employment Agreement.  All questions concerning the construction, validity, and interpretation of this Amendment and the performance of the obligations imposed by this Amendment will be governed by the laws of the State governing the Employment Agreement, without reference to any conflict of laws rules that would apply the laws of another jurisdiction.  This Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement.  The exchange of copies of this Amendment and of signature pages by facsimile transmission or e-mail delivery of a .pdf format data file shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment and signature pages thereof for all purposes.

{Signatures appear on the following page}

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

COMPANY:	EXECUTIVE:

FORTRESS INTERNATIONAL GROUP, INC.

By:
Name:	Gerard J. Gallagher
Title:

Signature page to Amendment to
Executive Employment Agreement